UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Agreement and Plan of Merger

On April 1, 2007, Quovadx, Inc. (“Quovadx” or the “Registrant”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on April 1, 2007 with Quartzite Holdings, Inc., a subsidiary of Battery Ventures (“Acquiror”), and Acquiror’s wholly-owned subsidiary (“Merger Sub”), in a transaction valued at $136.7 million, or approximately $3.15 per share (the “Merger”), previously reported in a Current Report on Form 8-K for Quovadx, filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2007. The Merger Agreement and the transactions contemplated thereby were approved by the Quovadx Board of Directors and recommended to Quovadx shareholders on April 1, 2007. Quovadx, Acquiror and Merger Sub are also referred to in this Current Report as the “Parties.”

Subsequently, on April 2, 2007, the Parties amended the Merger Agreement. The April 2nd amendment modified the working capital adjustment, modified related provisions relating to Quovadx’s conduct of the business pending the closing of the merger and modified the use of working capital. The April 2nd amendment was previously reported in a Current Report on Form 8-K for Quovadx, filed with the Commission on April 3, 2007.

On May 4, 2007, the Parties agreed to further amend the Merger Agreement and also restated the entire agreement to incorporate all changes to date into one document (the “Restated Merger Agreement”). The May 4th amendments eliminate the working capital adjustment to the purchase price at closing, increase the total merger consideration and make conforming changes to the definitions as a result of the elimination of the working capital adjustment.

Pursuant to the Restated Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into Quovadx, with Quovadx continuing as the surviving corporation. All Quovadx common shares issued and outstanding (excluding shares held by any shareholders who perfect their dissenters’ rights) will be immediately and automatically converted into the right to receive, in aggregate, $139.1 million (or approximately $3.20 per share) in cash. All outstanding stock options with an exercise price less than the per share merger consideration will be accelerated and at the closing of the Merger will be immediately and automatically converted into the right to receive an amount of cash equal to the difference between the per share merger consideration and the exercise price of such option and related costs. Additionally, at closing of the Merger all outstanding shares of restricted stock will be accelerated and will be immediately and automatically converted into the right to receive cash in an amount equal to the per share merger consideration.

Quovadx, Acquiror and Merger Sub have made customary representations, warranties and covenants in the Restated Merger Agreement, including, among others, Quovadx’s representation as to the amount of working capital as of March 31, 2007 and Quovadx’s covenant not to, and not to permit any affiliate of Quovadx to, solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to any alternative transaction.

Consummation of the Merger, which is currently expected to occur in approximately 90 days, is contingent upon customary closing conditions, regulatory approval and the approval of Quovadx shareholders. The Restated Merger Agreement contains termination rights for Quovadx and Acquiror, and provides that, upon termination of the Restated Merger Agreement under specified circumstances, Quovadx will be required to pay Acquiror a termination fee of 3.5% of the transaction value.

The description of the Restated Merger Agreement set forth above is not intended to be a complete description and is qualified in its entirety by reference to the Restated Merger Agreement, which is attached as Exhibit 2.1. The information contained therein is incorporated by reference.

Cautionary Statements

The Restated Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that governs the legal relations among the Parties thereto with respect to the transactions described above, the Restated Merger Agreement is not intended to be a source of factual, business or operational information about the Parties.

This report is being made in respect of a proposed merger transaction involving Quovadx, Acquiror and Merger Sub. In connection with the transaction, Quovadx will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, shareholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The final proxy statement will be mailed to Quovadx’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Quovadx’s web site, www.quovadx.com, or by contacting Rebecca Winning, Vice President – Investor Relations, at telephone number (720) 554-1346.

Quovadx and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Information regarding Quovadx’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K and Form 10-K/A, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger, dated May 4, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.

99.1	Press release of the Registrant, dated May 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc. (Registrant)

By:	/s/ Linda K. Wackwitz
Name:	Linda K. Wackwitz
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: May 4, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated May 4, 2007, by and among Quovadx, Inc., Quartzite Holdings, Inc. and Quartzite Acquisition Sub, Inc.

99.1	Press release of the Registrant, dated May 4, 2007